UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2023
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 16, 2023, the Compensation and Talent Development Committee of the Board of Directors (the “Compensation Committee”) of LyondellBasell Industries N.V. (the “Company”) approved an amended and restated Executive Severance Plan (the “Severance Plan”), effective as of November 17, 2023.
Under the terms of the Severance Plan, if a participant’s employment is terminated (a) by the participant for “good reason” or (b) by the employer for reasons other than (i) “cause” or (ii) the participant’s death or “disability” (as such terms are defined in the Severance Plan, each a “Termination”), then, subject to the participant’s delivery of a release and waiver in favor of the Company, the participant will be entitled to the following benefits and rights:
For the Chief Executive Officer (“CEO”)
•Payment of a lump sum amount equal to (A) two times the sum of the participant’s base salary and target annual bonus amount, plus (B) an amount equal to the cost of 18 months of COBRA premiums for the participant and his or her eligible dependents; and
•The continued provision for 18 months following the date of Termination of subsidized coverage under the Company’s life insurance plan and the provision of up to twelve months of outplacement assistance.
•In the event of a change of control, if the CEO’s employment is terminated by the employer during a change of control period (as defined in the Severance Plan), in lieu of the aforementioned lump sum payment, the participant will be entitled to a one-time payment equal to (A) three times the sum of his or her base salary plus target annual bonus, plus (B) the COBRA premium amount noted above.
For executive officers that report directly to the CEO (which includes all of the named executive officers, excluding the CEO)
•Payment of a lump sum amount equal to the sum of (A) the participant’s base salary and target annual bonus amount, plus (B) an amount equal to the cost of 18 months of COBRA premiums for the participant and his or her eligible dependents; and
•The continued provision for 18 months following the date of Termination of subsidized coverage under the Company’s life insurance plan and the provision of up to twelve months of outplacement assistance.
•In the event of a change of control, if a participant’s employment is terminated by the employer during a change of control period, in lieu of the aforementioned lump sum payment, the participant will be entitled to a one-time payment equal to (A) two times the sum of his or her base salary plus target annual bonus, plus (B) the COBRA premium amount noted above.
Each participant in the severance plan will execute an Executive Severance Plan Participation Agreement in the form attached to the Severance Plan.
The description above is a summary of the material terms of the Severance Plan and is qualified in its entirety by reference to the Severance Plan attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	LyondellBasell Executive Severance Plan, Amended & Restated, effective as of November 17, 2023 and Form of Participation Agreement

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	November 17, 2023
		By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President
and General Counsel